EXHIBIT 99.4 ARTISAN COMPONENTS, INC. SPECIAL MEETING OF STOCKHOLDERS DECEMBER 23, 2004 This Proxy is solicited on behalf of the Board of Directors

PROXY

The undersigned stockholder of ARTISAN COMPONENTS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders (the “Special Meeting”) and Proxy Statement/Prospectus in connection with the Special Meeting, each dated November •, 2004, and hereby appoints Mark R. Templeton and Joy E. Leo, and each of them individually, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting to be held on December 23, 2004 at 10:00 a.m. local time, at 141 Caspian Court, Sunnyvale, California and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, in accordance with the instructions on the matters set forth on the reverse side of this card. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2 (UNLESS THIS PROXY IS VOTED AGAINST PROPOSAL 1, IN WHICH CASE IT WILL BE VOTED AGAINST PROPOSAL 2) AND, AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Items 1 and 2.

		FOR	AGAINST	ABSTAIN

1.	PROPOSAL TO ADOPT THE MERGER AGREEMENT BY AND AMONG ARM HOLDINGS PLC, SALT ACQUISITION CORPORATION, A WHOLLY OWNED SUBSIDIARY OF ARM, AND ARTISAN COMPONENTS, INC. PURSUANT TO WHICH ARTISAN WILL BE MERGED WITH AND INTO SALT ACQUISITION CORPORATION.	☐	☐	☐

2.	PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO ADJOURN OR POSTPONE THE ARTISAN SPECIAL MEETING TO ANOTHER TIME OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.	☐	☐	☐

In their discretion, to transact any other business as may properly come before the Special Meeting or any adjournment or adjournments thereof. If there are amendments or variations on the matters proposed at the Special Meeting or at any adjournment or adjournments thereof, or if any other business properly comes before the Special Meeting, this Proxy confers discretionary authority on the proxy nominees named herein to vote on such amendments, variations or other business.

Date 2004

Signature

Signature

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)